As filed with the Securities and Exchange Commission on May 2, 2016
File No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
Under the Securities Act of 1933

EDISON INTERNATIONAL
(Exact name of registrant as specified in its charter)

CALIFORNIA
(State or other jurisdiction of incorporation or organization)

95-4137452
(I.R.S. Employer Identification No.)

2244 Walnut Grove Avenue (P.O. Box 976)
Rosemead, California 91770
(Address of Principal Executive Offices)

EDISON INTERNATIONAL
2007 PERFORMANCE INCENTIVE PLAN
(Full title of the Plan)

Michael A. Henry
Senior Attorney
2244 Walnut Grove Avenue (P.O. Box 976)
Rosemead, California 91770
(Name and address of agent for service)

(626) 302-4328
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, no par value	16,500,000 shs	$68.96	$1,137,840,000	$114,580.49

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers additional securities to be offered or issued in connection with the terms of the Edison International 2007 Performance Incentive Plan (the “Plan”), providing for proportionate adjustment of the amount of securities being offered or issued in the event of stock splits or other transactions specified in the Plan.

(2)
Estimated pursuant to Rules 457(c) and 457(h), solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of Edison International common stock reported in the consolidated reporting system as of April 26, 2016.

EXPLANATORY NOTE

In accordance with General Instructions E of Form S-8, Edison International (the "Registrant") is registering additional shares of common stock pursuant to the Edison International 2007 Performance Incentive Plan (the "Plan"). The Registrant currently has an effective registration statement filed on Form S-8 relating to the Plan which registered securities of the same class as those being registered herewith filed with the Securities and Exchange Commission on August 5, 2011. The Registrant incorporates by reference that registration statement on Form S-8 (File No. 333-176108), which is made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 2nd day of May, 2016.

EDISON INTERNATIONAL

By	/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer:

Theodore F. Craver, Jr.*	Chairman of the Board, President, Chief Executive Officer, and Director	May 2, 2016

Principal Financial Officer:

W. James Scilacci*	Executive Vice President and Chief Financial Officer	May 2, 2016

Controller or Principal Accounting Officer:
/s/ Aaron D. Moss
Aaron D. Moss	Vice President and Controller	May 2, 2016

Board of Directors:

Jagjeet S. Bindra*	Director	May 2, 2016
Vanessa C.L. Chang*	Director	May 2, 2016
James T. Morris*	Director	May 2, 2016
Richard T. Schlosberg, III*	Director	May 2, 2016
Linda G. Stuntz*	Director	May 2, 2016
William P. Sullivan*	Director	May 2, 2016
Ellen O. Tauscher*	Director	May 2, 2016
Peter J. Taylor*	Director	May 2, 2016
Brett White*	Director	May 2, 2016

*By	/s/ Michael A. Henry
(Michael A. Henry, Attorney-in Fact)

EXHIBIT INDEX

Exhibit Number	Description

4.1
Certificate of Restated Articles of Incorporation of Edison International, effective December 19, 2006 (File No. 1-9936, filed as Exhibit 3.1 to Edison International's Form 10-K for the year ended December 31, 2006)*

4.2	Bylaws of Edison International, as amended December 10, 2015 (File No. 1-9936, filed as Exhibit 3.1 to Edison International's Form 8-K dated December 10, 2015 and filed December 14, 2015)*

5	Opinion of Counsel

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney

* Incorporated by reference pursuant to Rule 411(c) under the Securities Act of 1933